UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

Ocuphire Pharma, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OCUPHIRE PHARMA, INC.
SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2022

Dear Fellow Stockholders,

As you are aware, the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Ocuphire Pharma, Inc. (“we”, “our” or the “Company”) will be held at 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335, on June 13, 2022 at 4:00 p.m. local time. The information in this letter is intended to supplement certain information included in our Definitive Proxy Statement on Schedule 14A relating to the Annual Meeting, which was filed with the Securities and Exchange Commission (“SEC”) on April 27, 2022, as previously supplemented on June 2, 2022 (the “Proxy Statement”) with the following letter.

 Quorum Requirement

The purpose of this letter is to provide new information about the quorum requirement for the Annual Meeting. On June 10, 2022, our board of directors adopted resolutions to amend our Second Amended and Restated Bylaws (our “Bylaws”) to provide that the holders of one-third of the outstanding shares of stock entitled to vote in person or by proxy would constitute a quorum at all meetings of our stockholders for the transaction of business (the “Bylaw Amendment”), including at the Annual Meeting. Our Bylaws previously provided that the holders of a majority of the outstanding shares of stock entitled to vote in person or by proxy would constitute a quorum at all meetings of our stockholders for the transaction of business.

The record date for the Annual Meeting has not changed. Only stockholders of record at the close of business on April 18, 2022 are entitled to vote at the Annual Meeting. If you have not already submitted your proxy, we encourage you do so as promptly as possible.

A majority of our stockholders hold their shares in “street name.” These stockholders are beneficial owners of shares registered in the name of a broker, bank or other nominee. If you are a beneficial owner of shares held in street name and do not provide the nominee that holds your shares with specific voting instructions, the nominee may generally vote your shares in its discretion on “discretionary” or “routine” matters. Proposal 2 in the Proxy Statement (the ratification of the selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2022 fiscal year) is considered a discretionary matter. If a nominee elects to exercise its discretionary voting rights, the shares voted by the nominee will be considered present at the meeting and included in the number of shares required to reach a quorum for the meeting.

Recently, several of the nominees that hold a significant number of shares of our common stock for the benefit of our stockholders have adopted a policy of not exercising their voting rights on discretionary matters. Therefore, unless our stockholders who beneficially own shares in street name provide these nominees with specific voting instructions to vote their shares, the shares of common stock registered in the name of such nominees will not be counted toward quorum. If we are unable to reach a quorum at our Annual Meeting, we will not be able to hold a valid stockholder meeting and our stockholders will not be able to vote on the matters submitted to them until a quorum is present. By reducing the quorum requirement to one-third of the outstanding shares of stock entitled to vote, we are more likely to reach quorum and hold a valid stockholders meeting.

Important Information
The Company has filed the Proxy Statement with the SEC and has furnished to its stockholders the Proxy Statement in connection with the solicitation of proxies for its Annual Meeting. The Company advises its stockholders to read the Proxy Statement relating to the Annual Meeting, as amended and supplemented by this Supplement, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.

Sincerely,

Mina Sooch

Mina Sooch
President and Chief Executive Officer
Ocuphire Pharma, Inc.